Exhibit 10.1

MASTER PRODUCT PURCHASE AGREEMENT

This Master Product Purchase Agreement (this “Agreement”) is made and entered into this 8th day of March, 2017 (the “Execution Date”), by and between Smart Sand, Inc. a Delaware corporation, or its designee, with a place of business at 1010 Stony Hill Rd., Suite 175, Yardley, Pennsylvania 19067 (“Smart Sand”) and Liberty Oilfield Services, LLC, a Delaware limited liability company with a place of business at 950 17th Street, Suite 2000, Denver, Colorado 80202 (“Buyer”).

RECITALS

A.Whereas, Smart Sand mines, processes and sells certain industrial sand products; and

B.Whereas, Smart Sand and Buyer desire to provide for the terms under which Smart Sand will sell such products to Buyer, based on firm monthly and yearly commitments as more particularly described herein.

AGREEMENT

Now therefore, in consideration of the mutual covenants herein, the parties hereto agree as follows:

1.Products, Forecasts and Quantity Commitments

1.1Subject to the terms and conditions of this Agreement, during the Term (as defined in Section 7.1), Smart Sand agrees to sell and deliver to Buyer, and Buyer agrees to purchase and accept from Smart Sand, *** (and subject to availability as determined by Smart Sand in its sole discretion, *** frac sand products based on the specifications (the “Specifications”) set forth in Appendix A attached hereto and incorporated by reference (each a “Product” and collectively, the “Products”), in the product mix specified in Appendix B attached hereto and incorporated by reference, and in quantities at least equal to the following minimum annual and quarterly tonnage requirements (as applicable, the “Minimum Tons per Year” and “Minimum Tons per Quarter”):

Contract Year	Minimum Tons per Year	Minimum Tons per Quarter
1	***	***
2	***	***
3	***	***

Nothing in this Agreement shall be construed as limiting either party’s right to enter into a purchase or sale agreement with respect to any of the Products with a third party at any time.

1.2For purposes of this Agreement, a “Contract Year” shall mean each twelve-month period in which Buyer is required to satisfy its Minimum Tons per Year purchase obligations hereunder. Contract Year 1 shall commence on the later of (i) May 1, 2017, or (ii) the date in which Smart Sand provides written notice to Buyer that Smart Sand is able to provide to Buyer pursuant to the Railcar Usage Agreement (as defined in Section 2.1), *** for the shipment of Products (the “Commencement Date”), and shall end at 11:59 p.m. on the day immediately preceding the one-year anniversary of the Commencement Date. All other Contract Years shall commence upon expiration of the immediately preceding Contract Year and shall end at 11:59 p.m. on the day immediately preceding the one-year anniversary of such commencement. For the avoidance of doubt, if the Commencement Date is May 1, 2017, then Contract Year 1 shall be May 1, 2017 through April 30, 2018, Contract Year 2 shall be May 1, 2018 through April 30, 2019, and Contract Year 3 shall be May 1, 2019 through April 30, 2020.

Buyer shall provide to Smart Sand a non-binding forecast for all Product requirements in each quarter at least thirty (30) days prior to the first day of the first month of the applicable quarter.

1.3In no event will Smart Sand be required to provide to Buyer, in any given month during the Term, an aggregate amount exceeding *** tons of Products. Buyer shall submit purchase orders on or before the 15th day of each month in order for the Products set forth in such purchase orders to be deemed to be purchased in such month. Buyer shall submit purchase orders containing evenly spaced delivery intervals and similar quantities of Products.

1.4Subject to Section 1.3 above and Section 1.5 below, in the event that Buyer purchases less than the Minimum Tons per Quarter during any quarter in any Contract Year for any reason other than Smart Sand’s inability to deliver Products set forth in purchase orders submitted by Buyer (a “Shortfall”), and has not, in the immediately preceding quarter, purchased an amount of Products exceeding the Minimum Tons per Quarter (“Prior Excess”) equal to or exceeding such Shortfall, Buyer shall pay to Smart Sand on or before the date that is *** following the end of such quarter (or in the case of the fourth quarter of Contract Year 3, *** following the end of the Term) (the “Quarterly Shortfall Payment Date”) an amount (the “Quarterly Shortfall Payment”) equal to $*** multiplied by the difference between the applicable Minimum Tons per Quarter stated above and the actual tons of Products purchased by Buyer during such quarter (“Quarterly Purchased Tons”) plus the Prior Excess (the resulting amount, the “Quarterly Net Tons”) (i.e. (i) Quarterly Net Tons = Minimum Tons per Quarter – (Quarterly Purchased Tons + Prior Excess), and (ii) Quarterly Shortfall Payment = Quarterly Net Tons * $***). If a Shortfall occurs during any quarter in any Contract Year due solely to Smart Sand’s inability to deliver Products set forth in purchase orders submitted by Buyer (“Undelivered Tons”), Smart Sand shall pay to Buyer on or before the Quarterly Shortfall Payment Date an amount equal to $*** multiplied by the Undelivered Tons minus any Prior Excess (the “Smart Sand Payment”) (i.e. Smart Sand Payment = $*** * (Undelivered Tons – Prior Excess)). If the Quarterly Net Tons or Smart Sand Payment, as the case may be, is equal to or less than ***, then the Quarterly Shortfall Payment or Smart Sand Payment, as the case may be, shall be $***. If Buyer purchases less than the Minimum Tons per Quarter in any quarter (the “Product Shortfall Amount”), except as set forth in Section 1.5 or when such Product Shortfall Amount is due solely to Undelivered Tons, Smart Sand shall have no obligation to deliver to Buyer all or any portion of any Product Shortfall Amount and Buyer shall not be entitled to any refund in connection with any Product Shortfall Amount.

1.5Buyer may choose to defer the purchase of up to a maximum of *** tons of Products each Contract Year until the end of the Term (each such ton, a “Deferred Ton”). Within *** after completion of each Contract Year or earlier termination of this Agreement (each, a “Determination Date”), Buyer shall pay to Smart Sand (each, a “Deferment Payment”) an amount equal to the applicable Contract Price for the Deferred Tons multiplied by the amount of Deferred Tons on such Determination Date. If Buyer purchases more than the Minimum Tons per Quarter in any quarter, (i) such excess shall automatically reduce the Deferred Tons, and (ii) in the following quarter, the Prior Excess shall be reduced by the amount of such excess. By way of example, (i) if the Deferred Tons are *** tons and Buyer purchases *** tons in a quarter, then the Deferred Tons will be automatically decreased to *** and the Prior Excess will be ***, and (ii) if Buyer then purchases *** tons of Products in the subsequent quarter, the Deferred Tons will be reduced to *** and the Prior Excess will be *** tons. If Buyer does not pay any Quarterly Shortfall Payment when due (and fails to cure such nonpayment within *** after such Quarterly Shortfall Payment is due), Smart Sand may, in its sole discretion, eliminate Buyer’s deferral right hereunder by providing written notice of such elimination to Buyer, in which case Buyer shall promptly (but in no event greater than *** after Smart Sand’s notice) pay to Smart Sand (A) an amount equal to $*** multiplied by the then outstanding Deferred Tons, and (B) any outstanding Deferment Payments. At no time during any Contract Year during the Term may the Deferred Tons exceed *** tons.

Within *** (in the case of a Deferment Payment for Contract Year 1 or 2) or *** (in the case of a Deferment Payment for Contract Year 3), as the case may be, of receiving the Deferment Payment, Smart Sand shall deliver to Buyer, in one or more shipments to be determined by mutual written agreement of Buyer and Smart Sand, the Deferred Tons. Buyer may, at its option, choose to not take delivery of some or all of the Products to be delivered in connection with the foregoing; provided, however, that if Buyer chooses to not take delivery of such Products, Buyer shall not be entitled to any refund of any portion of the Deferment Payment or any other amounts paid to Smart Sand. Buyer’s choice to not take delivery shall be irrevocable and Buyer shall forfeit any title to or right to receive the Products that Buyer has chosen not to receive.

1.6Buyer shall issue purchase orders to Smart Sand setting forth the quantities of Products, applicable prices, requested ship dates, destination of shipment and other details related to a specific order.

1.7The terms and conditions of this Agreement are the controlling terms and conditions for the purchase of Products by Buyer.  The printed terms and conditions of any purchase order, acknowledgment form, invoice or other business form of Buyer and Smart Sand shall not apply to any order. Buyer and Smart Sand agree that any purchase order issued by Buyer is for quantity and timing purposes only, and such purchase order does not amend the terms of this Agreement.

2.Price and Payment Terms

2.1The pricing for each of the Products for each Contract Year shall be as set forth on Appendix C attached hereto and incorporated by reference (“Contract Price”).  The parties agree that all Products ordered by Buyer will be loaded onto Buyer or Smart Sand supplied railcars (which Smart Sand railcars shall consist of up to *** railcars for Products), and shipped as specified in the purchase order, provided, however, that (i) Buyer agrees to comply with all freight scheduling mechanisms and timeframes designated by Smart Sand in writing to Buyer from time to time, (ii) all railcars supplied by Buyer will be set up to receive unpackaged Products, and (iii) delivery of the Products shall occur upon the transfer of Products into the applicable railcar via a delivery chute (whether such railcar is supplied by Smart Sand or Buyer) at Smart Sand’s rail spur facility located in Oakdale, Wisconsin, or such other facility as mutually agreed to, in writing, by Smart Sand and Buyer (the “Facility”). Delivery will be, and all prices are quoted, FCA Smart Sand’s processing facility, Incoterms 2010.  Buyer shall reimburse Smart Sand for any damage to Smart Sand’s railcars that occurs while such railcars are in Buyer’s possession. Likewise, Smart Sand shall reimburse Buyer for any damage to Buyer’s railcars that occurs while such railcars are in Smart Sand’s possession. Upon the mutual written agreement of Buyer and Smart Sand, a portion of the Products may be shipped on the Union Pacific Railroad, provided that Buyer shall pay all additional rail and shipping costs associated with shipping such Products on the Union Pacific Railroad, including a $*** transloading charge payable to Smart Sand for shipping such Products on the Union Pacific Railroad which $*** transloading charge shall be inclusive of all costs related to delivering such Products via truck to Smart Sand’s Union Pacific transload site located in Byron Township, Wisconsin (or such other location as mutually determined by Buyer and Smart Sand). For the avoidance of doubt, all rail and shipping costs, fees, expenses, and/or charges, including, without limitation, transloading charges (including transloader related switching fees), diversion charges, demurrage charges, insurance costs, rail fuel surcharges, and delivery point switch fees, shall be borne and paid exclusively by Buyer including with respect to any Smart Sand supplied railcars.  Any railcars to be provided by Smart Sand shall be provided in accordance with that certain Railcar Usage Agreement, by and between Smart Sand and Buyer, dated on or about the date hereof (“Railcar Usage Agreement”). The Contract Price shall be subject to adjustments implemented during the Term in accordance with the terms set forth in Appendix C.

2.2Unless stated otherwise in an order, prices quoted by Smart Sand do not include sales, VAT, use or similar taxes.  Any such taxes, fees, duties, and customs charges imposed on Smart Sand in the country or area of operations at any time shall be reimbursed to Smart Sand by Buyer.  The terms “taxes” and “duties” shall mean all fees or charges imposed, assessed or levied at any time by any governmental or other authority and shall include, but shall not be limited to, property, sales, use taxes, royalties, value added and excise taxes or other charges of a similar nature, customs or other duties, harbour and port dues, demurrage, wharfage, pilotage, stevedoring, customs agent fees and other such charges and other fees.  The provisions of this clause shall continue after termination of this Agreement.

2.3Smart Sand shall invoice Buyer upon shipment of Products or upon the accrual of any other amounts due hereunder.  Except as otherwise provided herein or in the Railcar Usage Agreement, payment by Buyer shall be due and payable within *** after the date the invoice is sent by Smart Sand to Buyer. Notwithstanding the foregoing, payment by Buyer of all rail and shipping costs, fees, expenses and/or charges including, without limitation, transloading charges (including transloader related switching fees but not including the *** transloading charge set forth in Section 2.1), diversion charges, demurrage charges, insurance costs, rail fuel surcharges, and delivery point switch fees, shall be due and payable within *** after the date the invoice is sent by Smart Sand to Buyer. Past due invoices are subject to a monthly service charge at a rate equal to ***.  Buyer shall have the right to dispute in good faith all or any portion of an invoice by providing written notice of such dispute (together with reasonable detail of the facts underlying such dispute) to Smart Sand on or before *** after the date the invoice is sent by Smart Sand to Buyer.  If Buyer, in its sole discretion, disputes any portion of an invoice in good faith, the undisputed portion shall be paid and, when the dispute is resolved, Smart Sand shall issue an adjustment invoice, if applicable, and Buyer shall pay any remaining amount owing as reflected on the adjustment invoice. In no event shall Buyer be liable for payment of interest on amounts disputed in good faith.

2.4Buyer shall reimburse Smart Sand for reasonable attorneys’ fees, court costs, and other expenses incurred by Smart Sand to collect any amounts due hereunder, excluding amounts disputed in accordance with Section 2.3 herein, or enforce the terms and conditions stated herein in the event it is determined, pursuant to a final non-appealable judgment, that Buyer breached the terms and conditions of this Agreement.

3.Specifications

In the event Buyer desires to change the Specifications, a request for change shall be submitted to Smart Sand in writing.  Smart Sand is free to accept or reject any requested changes to Specifications in its sole discretion and no change in Specifications shall be operative unless such changes are memorialized in a writing signed by Smart Sand.  Smart Sand shall notify Buyer of any adjustment to the Contract Price resulting from the changes to the Specifications requested by Buyer.  Buyer must agree to the adjustment to the Contract Price in writing prior to any changes to the Specifications.

4. Delivery

4.1The Products shall be delivered in accordance with Section 2.1 of this Agreement.  Smart Sand reserves the right to charge Buyer a storage fee for any Buyer controlled railcar (including railcars borrowed pursuant to the Railcar Usage Agreement) that remains at Smart Sand’s rail facility longer than *** after arrival. The storage fee shall be: (i) *** dollars per railcar per day during the period commencing on the *** after arrival and ending on the *** after arrival; (iii) *** dollars per railcar per day during the period commencing on the *** after arrival and ending on the *** after arrival; and (iv) *** dollars per railcar per day during the period commencing on the *** after arrival. If any Buyer controlled railcar is stored at Smart Sand’s rail facility for *** or greater, Smart Sand may, in its sole discretion, continue charging a storage fee of *** dollars per railcar per day, or deem such railcars to be abandoned and take possession of all or any portion of such railcars. Smart Sand may, in its sole discretion, use such railcars in the operation of its business, including without limitation, shipping frac sand products to Smart Sand’s customers, or store or transfer such railcars in any manner it deems advisable. Buyer hereby grants to Smart Sand a possessory lien in any and all railcars stored at Smart Sand’s rail facility for the purpose of satisfying any amounts that are unpaid, due and owing under this Agreement for *** beyond their due date. Buyer may not, without Smart Sand’s prior written consent, have more than *** (including railcars borrowed pursuant to the Railcar Usage Agreement) at Smart Sand’s rail facility at any given time. Should Buyer attempt to store in excess of *** at Smart Sand’s rail facility, Smart Sand may, in its sole discretion, disallow such railcars to enter such rail facility or transport such railcars to a third-party storage provider. In no event will Smart Sand have any liability related to the storage or transfer of such railcars, and all expenses related to the storage or transfer of such railcars shall be borne exclusively by Buyer. Smart Sand may, in its sole discretion, load any railcars located at its facility with Products in anticipation of future Product shipments. Should Buyer seek the return of the railcars without Products, Smart Sand shall, upon receiving at least *** prior written notice from Buyer, empty such railcars at Buyer’s sole cost and expense (including, without limitation, the cost of the total tons of Products contained within the railcars at a “per ton” rate equal to the applicable Contract Price per ton of Products during that Contract Year), which amount shall be paid to Smart Sand in advance of emptying any railcars.

4.2In the event that Smart Sand is unable to supply Products set forth in purchase orders submitted by Buyer, Buyer’s sole and exclusive remedy shall be the Smart Sand Payment (as set forth in Section 1.4).

5.Inspection

Smart Sand shall test the Products in accordance with the testing procedures set forth on Appendix D attached hereto and incorporated by reference for compliance with the Specifications. Smart Sand shall perform a separate sieve analysis (but not any other test) for each railcar of Products delivered to Buyer hereunder. Smart Sand shall retain all testing records for a period of *** and shall, at Buyer’s request, supply to Buyer a copy of Smart Sand’s test sheets, certified by Smart Sand to be a true copy.  Because deliveries made pursuant to this Agreement shall be via large individual loads by rail, any inspection by Buyer shall be made at the point of loading.  Buyer may, at its expense at Smart Sand’s facility, perform its own analysis of the Products and may have a representative at Smart Sand's facility for the purpose of such inspection.  Buyer does not have the right to reject any Products that are in compliance with the Specifications, as determined by Smart Sand pursuant to its testing procedures set forth on Appendix D or both Parties’ analysis, if Buyer elects to perform its own analysis of such Products. Buyer may make claims for Product not meeting the Specifications (“Non-Conforming Product”) if Smart Sand’s and/or Buyer’s analysis of the Products demonstrate that the Product in any railcar received from Smart Sand is Non-Conforming Product.  Any such claim must be made in writing prior to any use, disposition, processing, admixture, reaction or other change from the original condition of any part of the Product (except for reasonable test and inspection quantities) by Buyer and must be received by Smart Sand within *** from the date such Non-Conforming Products were delivered.  Any use of any Product (except for reasonable tests and inspection quantities) or Buyer’s failure to give written notice to Smart Sand of such defect or shortage within such *** period shall constitute an unqualified acceptance of the Product and a waiver by Buyer of all claims with respect thereto.  Smart Sand’s exclusive liability and Buyer’s sole remedy in connection with any Non-Conforming Product shall be for Smart Sand to replace any Non-Conforming Product, at no charge to Buyer, at Smart Sand’s facility by such reasonable date as Buyer may request with Smart Sand paying all shipping costs associated with such replacement, or, at the option of Smart Sand, and in the event that Buyer has already paid for the Non-Conforming Product, to reimburse the Buyer for the cost of the Non-Conforming Product only plus all shipping costs and expenses incurred by Buyer.  This provision does not cover nonconformity attributable to causes or occurrences beyond Smart Sand’s control, including, but not limited to, (a) misuse, mishandling, neglect, improper storage, improper transportation, improper alteration or improper application by Buyer or by any agent of Buyer or (b) unclean or partially-filled railcars or trucks supplied by Buyer or Buyer’s carrier (including Smart Sand supplied railcars being used by Buyer), it being understood that Smart Sand shall have no obligation to inspect or remove debris from any such railcars or trucks.

6.Warranty

6.1Smart Sand warrants to Buyer that Smart Sand shall have complied in all material respects with the testing procedures set forth on Appendix D with respect to each Product.

6.2Buyer acknowledges that Products may become damaged by improper handling after delivery and during transit and that Smart Sand shall have no obligation to replace such damaged Products.

6.3THIS WARRANTY IS EXPRESSLY IN LIEU OF ALL OTHER WARRANTIES.  SMART SAND MAKES NO OTHER WARRANTIES, EXPRESS OR IMPLIED, INCLUDING BUT NOT LIMITED TO ANY WARRANTIES OF MERCHANTABILITY OR FITNESS FOR ANY PARTICULAR PURPOSE WITH RESPECT TO ANY PRODUCTS.

7.Term and Termination

7.1This Agreement shall be effective on the Execution Date and shall expire at 11:59 p.m. on the last day of Contract Year 3 (the “Term”), unless sooner terminated as provided herein.

7.2Either party may terminate this Agreement, immediately upon written notice to the other party (i) if such other party is in material breach of any of its obligations under the Agreement and fails to cure such breach within thirty (30) business days (ten (10) business days for the nonpayment of money) after written notice thereof to such other party, or (ii) if such other party is insolvent or makes any arrangement with its creditors generally, or has a receiver appointed for all or a substantial part of its business of properties, or an insolvency, bankruptcy or similar proceeding is brought by or against such other party and involving such other party which is not dismissed within sixty (60) business days of its institution, or if such other party goes into liquidation or otherwise ceases to function as a going concern.

7.3Subject to Section 7.4 below, in the event of termination of this Agreement as provided in Section 7.2, this Agreement shall immediately become void and there shall be no liability or obligation on the part of any party hereto; provided, that (i) any such termination shall not relieve any party from liability for any willful breach of this Agreement or any fraud, (ii) the provisions of this Section 7.3 (Effect of Termination) and Sections 1.4 (Shortfalls), 1.5 (Deferrals), 2.2 (Taxes), 2.3 (Payments), 2.4 (Credit/Collections), 4.1 (Railcar Storage), 7.4 (Termination Payments), 7.5 (Damages), 8 (Confidentiality), 10 (Limitation of Liability), 12 (Notices), 13 (Resolution of Disputes) and 15 (Miscellaneous) of this Agreement shall remain in full force and effect and survive any termination of this Agreement.

7.4Notwithstanding anything to the contrary in Section 7.3: (i) in the event Buyer terminates this Agreement pursuant to Section 7.2, Buyer shall pay to Smart Sand, within thirty (30) days of the effective date of termination, all amounts due and owing to Smart Sand for Products delivered by Smart Sand prior to the effective date of termination, all other amounts due and owing under this Agreement and the Railcar Usage Agreement (including without limitation all railcar usage and storage costs, taxes, transportation costs, rail charges, fuel surcharges, collection costs (including court costs and expenses related thereto), attorneys’ fees and expenses, and interest) and all other amounts payable by Buyer that have accrued but remain unpaid at the effective date of termination; and (ii) in the event Smart Sand terminates this Agreement pursuant to Section 7.2, Buyer shall pay to Smart Sand, within thirty (30) days of the effective date of termination, an amount equal to:

(A)

all amounts due and owing to Smart Sand, including without limitation, amounts due for Products delivered by Smart Sand prior to the effective date of termination, railcar usage and storage costs, taxes, transportation costs, rail charges, fuel surcharges, collection costs (including court costs and expenses related thereto), attorneys’ fees and expenses, interest, and all other amounts payable by Buyer that have accrued but remain unpaid at the effective date of termination; plus

(B)	an amount equal to: (i) $***, multiplied by (ii) the difference between the *** for all Contract Years of the Term and the actual tons of Products purchased by Buyer during the Term; plus

(C)

all amounts that have accrued or will accrue under the Railcar Usage Agreement and have not been paid (including without limitation with respect to any damage to Smart Sand’s railcars that occurs while such railcars are in the possession of Buyer); minus

(D)	***.

7.5The parties agree that quantifying losses arising from a breach or termination of this Agreement are inherently difficult to measure and have therefore negotiated the provisions set forth above for the express purpose of avoiding any later disagreement regarding the quantum of damages.  The parties further stipulate that the agreed mechanism for calculating damages is not a penalty, but rather a reasonable measure or forecast of damages based upon the parties’ experience in the frac sand industry and given the nature of the losses that may result from a breach or termination of this Agreement.

8.Confidentiality

8.1The parties acknowledge that either party may disclose (orally or in writing) to the other confidential and proprietary information relating to the Products or each party's business (together with the terms of this Agreement relating to product mix, pricing, volume, payments, delivery and product specifications, the “Confidential Information”).  Each party agrees that it will keep the Confidential Information of the other party disclosed to it in confidence by using at least the same degree of care to prevent unauthorized disclosure or use thereof as such party uses to protect its own confidential information of like nature, and that it will not use for its own benefit or disclose, directly or indirectly, any item of Confidential Information to any person, without the prior written consent of the disclosing party, except (i) only to those of the recipient’s affiliates, employees or advisors who need to know the same in the performance of their duties for the recipient in connection with this Agreement; or (ii) to comply with any law, rule, regulation, or legal or regulatory process (including without limitation in connection with any Securities and Exchange Commission (the “SEC”) review process or filing requirements) applicable to such party, provided, that such party shall use reasonable best efforts to obtain confidential treatment from the SEC or any other court or governmental authority with respect to the disclosure of such Confidential Information. Notwithstanding the foregoing, Smart Sand may, in its sole discretion, issue a press release upon entering into this Agreement, provided that such press release shall not contain any pricing or volume information contained herein.

8.2The parties’ non-use and non-disclosure restrictions hereunder shall continue with respect to any item of Confidential Information until the earlier of the expiration of two (2) years following the termination of this Agreement for any reason, or until such item:  (a) is or has become publicly available; or (b) was in the possession of, or known by, the recipient without an obligation to keep it confidential; or (c) has been disclosed to the recipient by an unrelated third party, without an obligation to keep it confidential; or (d) has been independently developed by the recipient without regard to the Confidential Information.

9.Excusable Delay

Neither party shall be liable for any delay or failure to perform to the extent caused by fire, flood, adverse weather conditions, explosion, war, riot, embargo, unavoidable delay in rail transportation, labor disputes, shortage of utilities, compliance with any laws, regulations, orders, acts or requirements from the government, civil or military authorities of which the party was unaware at the Execution Date, acts of God or the public enemy, or any act or event of any nature reasonably beyond such party’s control; provided, however, that, for the avoidance of doubt, a party’s failure to perform due to a general economic downturn, industry specific downturn, or any change in a party’s financial condition or results of operations not directly caused by any of the causes set forth in this sentence or any similar cause shall not constitute an excusable delay hereunder.  In such circumstances, Buyer or Smart Sand may cancel the portion of any order subject to such delay by giving prompt written notice, provided that such cancellation shall apply only to that portion of the order effected by the foregoing circumstances and the balance of the order shall continue in full force and effect.  If Smart Sand’s production capacity is impaired as a result of one of the foregoing events of force majeure, then Smart Sand will allocate to Buyer a pro rata portion of Smart Sand’s total remaining capacity taking into account Smart Sand’s impaired production capacity, Buyer’s requirements pursuant to the forecast provided by Buyer in accordance with Section 1.2, and Smart Sand’s aggregate requirements for Products under purchase agreements with other customers.

10.LIMITATION OF LIABILITY.

NEITHER PARTY SHALL BE LIABLE FOR ANY SPECIAL, INDIRECT, INCIDENTAL OR CONSEQUENTIAL DAMAGES OF ANY KIND OR NATURE WHATSOEVER, INCLUDING, WITHOUT LIMITATION, LOST GOODWILL, LOST PROFITS, WORK STOPPAGE OR IMPAIRMENT OF OTHER GOODS, AND WHETHER ARISING OUT OF BREACH OF ANY EXPRESS OR IMPLIED WARRANTY, BREACH OF CONTRACT, TORT (INCLUDING NEGLIGENCE), STRICT LIABILITY OR OTHERWISE, EVEN IF ADVISED OF THE POSSIBILITY OF SUCH DAMAGE OR IF SUCH DAMAGE COULD HAVE BEEN REASONABLY FORESEEN.

11.PRODUCT NOTIFICATION

WARNING!  MATERIAL SOLD PURSUANT TO THIS AGREEMENT MAY CONTAIN FREE SILICA – IN SUCH CIRCUMSTANCES, SEE MATERIAL WARNINGS AND DO NOT BREATHE DUST OR USE FOR SANDBLASTING.  If you breathe fine silica dust possibly contained in Products you can suffer severe, irreversible lung damage and death.  Some medical reports state inhalation of silica dust may cause lung cancer.   Medical reports also link breathing silica dust to crippling arthritis and skin and eye irritation.   NEVER USE PRODUCTS CONTAINING SILICA DUST WITHOUT NIOSH/MSHA APPROVED RESPIRATORY PROTECTIVE EQUIPMENT.

Buyer acknowledges the above warning and assumes responsibility and shall be liable for communicating this warning and providing to its employees, contractors and/or agents any equipment necessary for their protection.

12.Notice

Any notice or other communication hereunder shall be in writing and shall be deemed given and effective when delivered personally, by fax (and confirmed by certified or registered mail, postage prepaid, return receipt requested), or by overnight carrier, addressed to a party at its address stated below or to such other address as such party may designate by written notice to the other party in accordance with the provisions of this Section.

To Smart Sand:	Smart Sand, Inc.
1010 Stony Hill Rd., Ste 175,
Yardley, Pennsylvania 19067
Attention: Susan Neumann
Facsimile: 215.295.7911

With a copy to:	Fox Rothschild LLP
997 Lenox Drive, 3rd Floor
Lawrenceville, New Jersey 08648
Attn: James D. Young
Facsimile: 609.896.1469

To Buyer:	Liberty Oilfield Services, LLC
950 17th Street, Suite 2000
Denver, Colorado 80202
Attn: Mrs. Janet Hoffman
Facsimile: 720-583-6685

13.Resolution of Disputes

13.1EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY THAT MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES AND, THEREFORE, EACH SUCH PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LEGAL ACTION ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

13.2It is the intent of the parties to exclude the application of the United Nations Convention on Contracts for the International Sale of Goods (1980).  Nothing herein shall prohibit a party from availing itself of a court of competent jurisdiction for the purpose of injunctive relief.  The parties acknowledge and agree that the respective parties may have available to them laws or remedies available under applicable local legislation; it is the intent of the parties to have the terms of this Agreement apply in every instance, including, without limitation, the choice of law and forum provisions and the respective parties agree not to avail themselves of such alternate local legislation or remedies available thereunder.  The parties acknowledge that this is a fundamental foundation for the risk allocation undertaken in this Agreement and should this provision be breached it would deny the other party the full benefit of its risk allocation and the agreed pricing structure.  Accordingly, should a party avail itself of local legislation that conflicts or negates the risk allocation contained in this Agreement, then such party shall be liable to the non-breaching party for all damages arising therefrom.

14.Compliance with Law

14.1Subject to the limitations of this Agreement, it is agreed that in the performance of this Agreement all matters shall be conducted in compliance in all material respects with any and all applicable federal, state, provincial and local laws, rules and regulations in the area(s) in which the matters are being conducted.  Any performance obligation arising under this Agreement is contingent on the prior receipt of all necessary government authorizations.  If either party is required to pay any fine or penalty, or is subject to a claim from the other party’s failure to comply with applicable laws, rules or regulations, the party failing to comply shall defend, indemnify and hold harmless the other party for all damages, fees and/or fines for such failure to comply to the extent of the indemnifying party’s allocable share of the failure to comply.

14.2Notwithstanding anything to the contrary, neither party shall be required to take any action or be required to refrain from taking any action prohibited, penalized or required, as applicable, under the laws of the United States, including, without limitation, the U.S. antiboycott laws.

15.Miscellaneous.

15.1This Agreement constitutes the entire agreement between the parties hereto relating to the subject matter hereof and supersedes all prior oral and written agreements and all contemporaneous oral negotiation, commitments and understandings of the parties.  This Agreement may not be changed or amended except by a writing executed by both parties hereto.

15.2No party may assign this Agreement without the prior written consent of the other party, which consent shall not be unreasonably withheld, conditioned or delayed; provided, however, that Smart Sand or Buyer, as the case may be, may assign or otherwise transfer this Agreement without Buyer’s or Smart Sand’s, as applicable, consent to (i) one of its affiliates, or (ii) any of its successors (including but not limited to the purchaser of substantially all of its assets), or (iii) any financial institution providing it financing; provided, further that any assignment pursuant to subsections (i), (ii) or (iii) above must be to a party having a substantially similar or better financial condition than the assigning party.  Any prohibited assignment or attempted assignment without the other party’s prior written consent shall be void.

15.3This Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of Delaware without giving effect to that state’s conflicts of laws principles or choice of law rules. Any legal suit, action, or proceeding arising out of or based upon/relating to this Agreement or the transactions contemplated hereby shall be instituted in the federal courts of the United States of America or the courts of the State of Delaware in each case located in the City of Wilmington and County of New Castle, and each party irrevocably submits to the exclusive jurisdiction of such courts in any such suit, action, or proceeding. Service of process, summons, notice, or other document by mail to such party's address set forth herein shall be effective service of process for any suit, action, or other proceeding brought in any such court. The parties irrevocably and unconditionally waive any objection to the laying of venue of any suit, action, or proceeding in such courts and irrevocably waive and agree not to plead or claim in any such court that any such suit, action, or proceeding brought in any such court has been brought in an inconvenient forum.

15.4No delay or failure by either party to exercise or enforce at any time any right or provision of this Agreement shall be considered a waiver thereof or of such party’s right thereafter to exercise or enforce each and every right and provision of this Agreement.  A waiver to be valid shall be in writing, but need not be supported by consideration.  No single waiver shall constitute a continuing or subsequent waiver.

15.5This Agreement may be executed in two or more counterparts and delivered via facsimile or pdf, each of which when executed shall be deemed to be an original, and all of which shall constitute one and the same agreement.

15.6The headings herein are for reference purposes only and are not to be considered in construing this Agreement. This Agreement shall be interpreted and construed without regard to customary principles of interpretation and construction of legal instruments which construe ambiguities against the party causing an instrument to be drafted. For purposes of this Agreement, the neuter shall include the masculine and feminine, the masculine shall include the feminine, the feminine shall include the masculine, the singular shall include the plural, and the plural shall include the singular, as the context may require.

15.7If any provision of this Agreement shall be held illegal, invalid or unenforceable, in whole or in part, such provision shall be modified to render it legal, valid and enforceable while to the fullest extent possible preserving the business and financial intent and impact of the original provision, and the legality, validity and enforceability of all other provisions of the Agreement shall not be affected thereby.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

Smart Sand, Inc.		Liberty Oilfield Services, LLC
(“Smart Sand”)		(“Buyer”)

By:	/s/ Lee E. Beckelman	By:	/s/ Ronald Gusek
Name:	Lee E. Beckelman	Name:	Ronald Gusek
Title:	CFO	Title:	President

APPENDIX A

Specifications

As of the Execution Date of this Agreement the standards of ISO 13503-2 and API RP 19C are identical and as indicated below.

ISO 13503-2
Turbidity (NTU)	***
Kumbein Shape Factors:
Roundness	***
Sphericity	***
Clusters (%)	***
Sieve Analysis:
<0.1% of sample larger than first specified sieve size
% In Size ***	***
% In Size ***	***
% In Size ***	***
% In Size ***	***
<1.0% in pan
Solubility in 12/3 HCL/HF for 0.5 HR @150[o]F (% Weight Loss)	***

APPENDIX B

Product Mix Parameters

Buyer acknowledges the need for a balanced Product sales mix output from Smart Sand’s facilities.  Therefore, the following shall serve as a benchmark Product volume mix for each month during the Term.

The following product mix shall apply commencing on the first day of Contract Year 1:

Product*	Minimum Monthly Volumes (Tons)
***	***
***	***
Total	***

*Subject to availability, as determined by Smart Sand in its sole discretion, Buyer may, in lieu of purchasing *** and *** Products, purchase *** and *** Products at prices mutually agreed to in writing by Buyer and Smart Sand.

APPENDIX C

Product Pricing

Contract Prices are the sum of annual Base Prices, railcar charges, and quarterly fuel surcharges, as detailed below. Pricing for shipments each month shall be based on the Contract Prices for the current quarter.

(1)Base Prices

(A)Base Prices starting on the first day of Contract Year 1 will be based upon the Average Cushing Oklahoma WTI Spot Prices per barrel as listed on WWW.EIA.DOE.GOV for the preceding calendar quarter (the “Oil Price Average”) ((Month 1 Average + Month 2 Average + Month 3 Average)/3=Oil Price Average) as follows:

Base Price ($ / Ton) Based Upon Oil Price Average (per barrel)
Product	Less than $***	At least $*** and less than $***	At least $*** and less than $***	At least $*** and less than $***	At least $***
***	$***	$***	$***	$***	$***
***	$***	$***	$***	$***	$***

(B)Commencing at the beginning of Contract Year 2 and continuing at the beginning of each Contract Year during the remainder of Term of the Agreement, the Base Price shall be increased annually at the beginning of each Contract Year by an amount equal to ***; provided, however, that no such adjustment shall (1) decrease the Base Price, or (2) increase the Base Price in excess of *** annually.

(2)Buyer shall pay to Smart Sand an additional $*** per ton of Products purchased or required to be purchased hereunder, as set forth in more detail in the Railcar Usage Agreement.

(3)Quarterly natural gas or propane surcharges, starting on the Execution Date, with details below:

Natural Gas Surcharge: A Natural Gas Surcharge will be applied if the Henry Hub Average Natural Gas Price (ANGP) Spot Price as listed on WWW.EIA.DOE.GOV (https://www.eia.gov/dnav/ng/ng_pri_fut_s1_m.htm) for the preceding calendar quarter is above the Bench Mark, set at $*** per MMBTU, and shall be adjusted at the end of each calendar quarter for the duration of the Agreement. A surcharge of $*** per ton for every $*** per MMBTU increase for the ANGP for the preceding calendar quarter will apply in addition to the Base Price for all products. The calculation will be prorated, i.e., if the ANGP for a prior quarter averages $*** per MMBTU, the surcharge will be $*** per ton for the following quarter.

As an example, if the average of the monthly closes of ANGP for January, February and March is $***, then $*** will be added to the applicable Base Price for April, May and June. Additionally, if the average of the monthly closes of ANGP for April, May and June is $*** or less, then $*** will be added to the Base Price for July, August and September.

Propane Surcharge: A Propane Surcharge will be applied if the Average Quarterly Mont Belvieu, TX Propane Spot Price (AMBTX) as listed on WWW.EIA.GOV (http://www.eia.gov/dnav/pet/hist/LeafHandler.ashx?n=pet&s=eer_epllpa_pf4_y44mb_dpg&f=m) for the preceding calendar quarter is above the Bench Mark, set at $0.75 per gallon of Propane ((Month 1 Average + Month 2 Average + Month 3 Average)/3=AMBTX), and shall be adjusted at the end of each calendar quarter for the duration of the Agreement. A surcharge of $*** per ton for every $*** per gallon increase in the AMBTX for the preceding calendar quarter will apply in addition to the Base Price for all products. The calculation will be prorated, i.e., if the AMBTX for a prior quarter averages $*** per Gallon, the surcharge will be $*** per ton for the following quarter.

As an example, if the average of the monthly closes of Mont Belvieu, TX Propane Spot for January, February and March is $***/gallon, then $*** will be added to the applicable Base Price for April, May and June. Additionally, if the average of the monthly closes of AMBTX propane for April, May and June is $***/gallon or less, then $*** will be added to the Base Price for July, August and September.

APPENDIX D

Testing Procedures

This schedule provides an explanation of how Smart Sand will test its Products to confirm that they are compliant with the Specifications set forth in Appendix A.  All testing shall be conducted during periods when Smart Sand’s facility is operational and not during down time.  Testing shall be conducted on sand samples taken from the transfer area that leads to Smart Sand’s storage silo(s).

The testing to be performed and its frequency, shall be as follows:

1.  ***

2.  ***

3.  ***

4.  ***

In addition, Smart Sand will test and provide a sieve analysis of every rail car and send a Certificate of Analysis for each car with the corresponding invoice.